Exhibit 8.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

[●], 2026

Re:	Certain U.S. Federal Income Tax Considerations for Holders of VersaBank Shares

Versa Bancorp 250 Nicollet Mall, Suite 720 Minneapolis, Minnesota 55401

Ladies and Gentlemen:

We have acted as counsel to Versa Bancorp, a Delaware corporation (“Versa Bancorp”), in connection with the reorganization transactions contemplated by the Reorganization Agreement (the “Reorganization Agreement”), by and among Versa Bancorp and VersaBank, a Schedule I chartered bank subject to the provisions of the Canadian Bank Act. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement (defined below).

This opinion is being delivered in connection with the Registration Statement (File No. [●]-[●]) of Versa Bancorp, a Delaware corporation, on Form S-4 filed with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”).

In connection with this opinion, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Reorganization Agreement; (iii) the representation letter of Versa Bancorp and VersaBank, dated as of the date hereof, delivered to us for purposes of this opinion (the “Representation Letter”) and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. While we do not have any knowledge that any statement contained in the Representation Letter is untrue, incorrect, or incomplete in any respect, we have not undertaken any independent investigation of any factual matter set forth in the Representation Letters or any of the other foregoing documents. For purposes of our opinion, we have assumed, with your permission that (i) the Reorganization (the “Reorganization Transactions”) contemplated by the Reorganization Agreement will be consummated in the manner described in the Registration Statement and the Reorganization Agreement, (ii) the statements concerning the Reorganization Transactions set forth in the Reorganization Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Share Exchange (the “Share Exchange Effective Time”), (iii) the representations made by Versa Bancorp and VersaBank pursuant to the Representation Letter are true, complete and correct and will remain true, complete and correct at all times up to and including the Share Exchange Effective Time, (iv) any representations made in the Reorganization Agreement or the Representation Letter “to the knowledge of” Versa Bancorp and VersaBank, or otherwise similarly qualified, are true, complete and correct and will remain true, complete and correct at all times up to and including the Share Exchange Effective Time, in each case, without such qualification and (v) each of Versa Bancorp and VersaBank will act in all respects in accordance with any statement of its intent expressly set forth in the Representation Letter. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the obligations, covenants and agreements contained in the Reorganization Agreement, and that the Reorganization Agreement will not be amended, modified or supplemented in any material respect after the date hereof. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations made by Versa Bancorp and VersaBank referred to above, which we have assumed will be true at all times up to and including the Share Exchange Effective Time.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Service or, if challenged, by a court.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

(i)	the conversion of VersaBank shares into Exchangeable Shares of VersaBank (the “Initial Conversion”) will qualify either as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or as an exchange described under Section 1036 of the Code or as disregarded for U.S. federal income tax purposes; and

(ii)	the exchange of VersaBank’s outstanding shares for shares of Versa Bancorp (the “Share Exchange”) will qualify as an exchange governed by Section 351(a) of the Code.

In addition, based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the statements set forth in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Characterization of the Share Exchange – U.S. Federal Income Tax Consequences to U.S. Holders of the Share Exchange,” and “Certain U.S. Federal Income Tax Considerations – U.S. Federal Income Tax Characterization of the Share Exchange – U.S. Federal Income Tax Consequences for Non-U.S. Holders of the Share Exchange,” insofar as they are statements regarding United States federal income tax law and legal conclusions with respect thereto, constitute the opinion of Davis Polk & Wardwell LLP as to the material U.S. federal income tax consequences to a “U.S. Holder” or a “Non-U.S. Holder” (in each case, as defined in the material under the caption “Certain U.S. Federal Income Tax Considerations”) of VersaBank shares of the Share Exchange pursuant to the Reorganization Transactions.

This opinion is being delivered prior to the consummation of the Reorganization Transactions and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Reorganization Transactions under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

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This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

Very truly yours,

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